Exhibit 99.1
For Further Information Contact
Kenneth Krause (404) 888-2242

FOR IMMEDIATE RELEASE
ROLLINS, INC. REPORTS SECOND QUARTER 2023 FINANCIAL RESULTS
ATLANTA, GEORGIA, July 26, 2023: Rollins, Inc. (NYSE:ROL) (“Rollins” or the “Company”), a premier global consumer and commercial services company, reported unaudited financial results for the second quarter of 2023.
Quarterly Highlights

•Second quarter revenues were $821 million, an increase of 14.9% over the second quarter 2022 with organic revenues* increasing 7.7%. The stronger dollar versus foreign currencies in countries where we operate reduced revenues by 30 basis points during the quarter.
•Quarterly operating income was $155 million, an increase of 14.9% over the second quarter of 2022. Quarterly operating margin was 18.9% of revenue, consistent with the second quarter of 2022. Adjusted operating income* was $160 million, an increase of 18.8% over the prior year. Adjusted operating income margin* was 19.5%, an increase of 60 basis points over the prior year.
•Quarterly net income was $110 million, an increase of 8.4% over the prior year net income. Adjusted net income* was $114 million, an increase of 12.2% over the prior year.
•Quarterly EPS was $0.22 per diluted share, a 4.8% increase over the prior year EPS of $0.21. Adjusted EPS* was $0.23 per diluted share, an increase of 9.5% over the prior year.
•Adjusted EBITDA* was $183 million for the quarter, an increase of 15.1%. Adjusted EBITDA* was 22.3% of sales, which was equal to the second quarter of 2022.
•Operating cash flow was $147 million, an increase of 15.8% compared to the second quarter a year ago. The Company invested $312 million in acquisitions, $7 million in capital expenditures, and paid dividends totaling $64 million for the quarter. Free cash flow* was $141 million, an increase of 17.8% compared to the second quarter of 2022.

Management Commentary
"The strong growth in revenue in the second quarter provides a sense of optimism to start the second half of 2023," said Jerry Gahlhoff, Jr., President and CEO. "The demand environment is healthy and our pipeline for acquisitions remains robust to start the third quarter. We continued to invest in customer acquisition activities in the quarter and we remain very well positioned to continue to drive growth through acquisition. I am encouraged by the improvement in quarterly gross margin, which was above 53%,” Mr. Gahlhoff added.
As we start the second half, we are focused on driving growth while evaluating several initiatives aimed at improving productivity. While we remain very well positioned to continue to deliver strong results in 2023 and beyond, we are focused on executing additional programs that we believe will improve the efficiency of our business model," Mr. Gahlhoff added.
"We saw healthy demand for our services in the second quarter and are positioned well to start the third quarter," said Kenneth Krause, Executive Vice President, and CFO. "Cash flow generation was strong, with operating cash flow increasing approximately 16% for the quarter," he added. "While operating margins were pressured on higher insurance and legacy claims activity, the improvement in gross margin and current demand environment provides a sense of optimism to start the second half,” Mr. Krause concluded.

Three and Six Months Ended Financial Highlights

	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
(in thousands, except per share data)	2023	2022	$	%	2023	2022	$	%
GAAP Metrics
Revenues	$820,750	$714,049	$106,701	14.9%	$1,478,765	$1,304,729	$174,036	13.3%
Gross profit (1)	$436,559	$377,269	$59,290	15.7%	$767,732	$672,571	$95,161	14.1%
Gross profit margin (1)	53.2%	52.8%	40 bps		51.9%	51.5%	40 bps
Operating income	$154,789	$134,677	$20,112	14.9%	$267,029	$228,067	$38,962	17.1%
Operating income margin	18.9%	18.9%	0 bps		18.1%	17.5%	60 bps
Net income	$110,143	$101,620	$8,523	8.4%	$198,377	$175,386	$22,991	13.1%
EPS	$0.22	$0.21	$0.01	4.8%	$0.40	$0.36	$0.04	11.1%
Operating cash flow	$147,413	$127,285	20,128	15.8%	$248,186	$214,817	$33,369	15.5%

Non-GAAP Metrics
Adjusted operating income (2)	$160,050	$134,677	$25,373	18.8%	$272,290	$228,067	$44,223	19.4%
Adjusted operating margin (2)	19.5%	18.9%	60 bps		18.4%	17.5%	90 bps
Adjusted net income (2)	$114,057	$101,620	$12,437	12.2%	$202,291	$175,386	$26,905	15.3%
Adjusted EPS (2)	$0.23	$0.21	$0.02	9.5%	$0.41	$0.36	$0.05	13.9%
Adjusted EBITDA (2)	$183,294	$159,193	$24,101	15.1%	$322,750	$276,989	$45,761	16.5%
Adjusted EBITDA margin (2)	22.3%	22.3%	0 bps		21.8%	21.2%	60 bps
Free cash flow (2)	$140,638	$119,399	$21,239	17.8%	$233,775	$198,936	$34,839	17.5%
(1) Exclusive of depreciation and amortization
(2) Amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics including a reconciliation of the most closely correlated GAAP measure.
About Rollins, Inc.:
Rollins, Inc. (ROL) is a premier global consumer and commercial services company. Through its family of leading brands, the Company and its franchises provide essential pest control services and protection against termite damage, rodents, and insects to more than 2.8 million customers in North America, South America, Europe, Asia, Africa, and Australia, with more than 19,000 employees from more than 800 locations. Rollins is parent to Orkin, HomeTeam Pest Defense, Clark Pest Control, Northwest Exterminating, McCall Service, Trutech, Critter Control, Western Pest Services, Waltham Services, OPC Pest Services, The Industrial Fumigant Company, PermaTreat, Crane Pest Control, Missquito, Fox Pest Control, Orkin Canada, Orkin Australia, Safeguard (UK), Aardwolf Pestkare (Singapore), and more. You can learn more about Rollins and its subsidiaries by visiting www.rollins.com.
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
Statements made in this press release and on our earnings call, may contain forward-looking statements that involve risks and uncertainties concerning the Company’s business and financial results. We have based these forward-looking statements largely on our current opinions, expectations, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. Such forward looking statements include, but are not limited to, statements regarding the Company's belief that the demand environment is healthy and the Company’s pipeline for acquisitions remains robust to start the third quarter, the Company remains very well positioned to continue to drive growth through acquisition, the Company is focused on driving growth while evaluating several initiatives aimed at improving productivity, the Company is well positioned to continue to deliver strong results in 2023 and beyond, that the Company is focused on executing additional programs that it believes will improve the efficiency of its business model, improvement in gross margin and current demand environment provides a sense of optimism to start the second half, that the Company continues to focus on implementing continuous improvement initiatives that it believes will improve the efficiency of its business and position itself well for years to come.
Our actual results could differ materially from those indicated by the forward-looking statements because of various risks, timing and uncertainties including, without limitation, the failure to maintain and enhance our brands and develop a positive client reputation; our ability to protect our intellectual property and other proprietary rights that are material to our business and our brand recognition; actions taken by our franchisees, subcontractors or vendors that may harm our business; general economic conditions; the effects of a pandemic, such as the COVID-19 pandemic, or other major public health concern on the Company's business, results of operations, accounting assumptions and estimates and financial condition; adverse economic conditions, including, without limitation, market downturns, inflation and restrictions in customer discretionary expenditures, increases in interest rates or other disruptions in credit or financial markets, increases in fuel prices, raw material costs or other operating costs; potential increases in labor costs; labor shortages and/or our inability to attract and retain skilled workers; competitive factors and pricing practices; changes in industry practices or technologies; the degree of success of our termite process reforms and pest control selling and treatment methods; our ability to identify, complete and successfully integrate potential acquisitions; unsuccessful expansion into international markets; climate change and unfavorable weather conditions; a breach of data security resulting in the unauthorized access of personal, financial, proprietary, confidential or other personal data or information about our customers, employees, third parties, or of our proprietary confidential information; damage to our brands or reputation; new or proposed regulations regarding climate change; any noncompliance with, changes to, or increased enforcement of various government laws and regulations, including environmental regulations; possibility of an adverse ruling against us in pending litigation, regulatory action or investigation; the adequacy of our insurance coverage to cover all significant risk exposures; the effectiveness of our risk management and safety program; general market risk; management's substantial ownership interest and its impact on public stockholders and the availability of the Company's common stock to the investing public; and the existence of certain anti-takeover provisions in our governance documents, which could make a tender offer, change in control or takeover attempt that is opposed by the Company's Board of Directors more difficult or expensive. All of the foregoing risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. The Company does not undertake to update its forward-looking statements.
Conference Call
Rollins will host a conference call on Thursday, July 27, 2023 at 8:30 a.m. Eastern Time to discuss the second quarter 2023 results. The conference call will also broadcast live over the internet via a link provided on the Rollins, Inc. website at www.rollins.com. Interested parties can also dial into the call at 1-877-869-3839 (domestic) or +1-201-689-8265 (internationally) with conference ID of 13739505. For interested individuals unable to join the call, a replay will be available on the website for 180 days.

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$154,747	$95,346
Trade receivables, net	176,567	155,759
Financed receivables, short-term, net	37,495	33,618
Materials and supplies	32,685	29,745
Other current assets	62,489	34,151
Total current assets	463,983	348,619
Operating lease right-of-use assets	282,598	277,355
Financed receivables, long-term, net	72,646	63,523
Other assets	1,780,103	1,432,531
Total assets	$2,599,330	$2,122,028
LIABILITIES
Accounts payable	74,398	42,796
Accrued insurance - current	40,796	39,534
Accrued compensation and related liabilities	94,968	99,251
Unearned revenues	183,253	158,092
Operating lease liabilities - current	86,918	84,543
Current portion of long-term debt	—	15,000
Other current liabilities	95,368	54,568
Total current liabilities	575,701	493,784
Accrued insurance, less current portion	45,659	38,350
Operating lease liabilities, less current portion	200,201	196,888
Long-term debt	337,509	39,898
Other long-term accrued liabilities	98,035	85,911
Total liabilities	1,257,105	854,831
STOCKHOLDERS’ EQUITY
Common stock	492,821	492,448
Retained earnings and other equity	849,404	774,749
Total stockholders’ equity	1,342,225	1,267,197
Total liabilities and stockholders’ equity	$2,599,330	$2,122,028

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
REVENUES
Customer services	$820,750	$714,049	$1,478,765	$1,304,729
COSTS AND EXPENSES
Cost of services provided (exclusive of depreciation and amortization below)	384,191	336,780	711,033	632,158
Sales, general and administrative	255,331	219,987	451,762	398,772
Depreciation and amortization	26,439	22,605	48,941	45,732
Total operating expenses	665,961	579,372	1,211,736	1,076,662
OPERATING INCOME	154,789	134,677	267,029	228,067
Interest expense, net	4,785	880	5,250	1,448
Other income, net	(1,019)	(1,911)	(5,733)	(3,190)
CONSOLIDATED INCOME BEFORE INCOME TAXES	151,023	135,708	267,512	229,809
PROVISION FOR INCOME TAXES	40,880	34,088	69,135	54,423
NET INCOME	$110,143	$101,620	$198,377	$175,386
NET INCOME PER SHARE - BASIC AND DILUTED	$0.22	$0.21	$0.40	$0.36
Weighted average shares outstanding - basic	492,700	492,327	492,593	492,270
Weighted average shares outstanding - diluted	492,891	492,440	492,764	492,382
Certain consolidated financial statement amounts relative to prior periods have been revised, the effects of which are immaterial. See the appendix to this release for a discussion of this revision.

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOW INFORMATION
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
OPERATING ACTIVITIES
Net income	$110,143	$101,620	$198,377	$175,386
Depreciation and amortization	26,439	22,605	48,941	45,732
Change in working capital and other operating activities	10,831	3,060	868	(6,301)
Net cash provided by operating activities	147,413	127,285	248,186	214,817
INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(312,412)	(36,357)	(327,892)	(49,580)
Capital expenditures	(6,775)	(7,886)	(14,411)	(15,881)
Other investing activities, net	1,155	2,139	10,681	3,429
Net cash (used in) investing activities	(318,032)	(42,104)	(331,622)	(62,032)
FINANCING ACTIVITIES
Net borrowings	275,000	(60,783)	285,000	80,000
Payment of dividends	(63,943)	(49,229)	(127,996)	(98,434)
Other financing activities	220	(2,721)	(16,809)	(12,206)
Net cash provided by (used in) financing activities	211,277	(112,733)	140,195	(30,640)
Effect of exchange rate changes on cash and cash equivalents	1,586	(9,822)	2,642	(6,482)
Net increase (decrease) in cash and cash equivalents	$42,244	$(37,374)	$59,401	$115,663
Certain consolidated financial statement amounts relative to prior periods have been revised, the effects of which are immaterial. See the appendix to this release for a discussion of this revision.

APPENDIX
Reconciliation of GAAP and non-GAAP Financial Measures
The Company has used the non-GAAP financial measures of organic revenues, organic revenues by type, adjusted operating income, adjusted operating margin, adjusted net income, adjusted earnings per share (“EPS”), earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA margin, Adjusted EBITDA, adjusted EBITDA margin, incremental EBITDA margin, adjusted incremental EBITDA margin, and free cash flow in this earnings release. Organic revenue is calculated as revenue less acquisition revenue. Acquisition revenue is based on the trailing 12-month revenue of our acquired entities. These measures should not be considered in isolation or as a substitute for revenues, net income, earnings per share or other performance measures prepared in accordance with GAAP.
Management uses adjusted operating income, adjusted operating income margin, adjusted net income, adjusted EPS, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, incremental EBITDA margin, and adjusted incremental EBITDA margin as measures of operating performance because these measures allow the Company to compare performance consistently over various periods. Incremental margin is calculated as the change in EBITDA divided by the change in revenue. Adjusted incremental margin is calculated as the change in adjusted EBITDA divided by the change in revenue. Management also uses organic revenues, and organic revenues by type to compare revenues over various periods excluding the impact of acquisitions. Management uses free cash flow, which is calculated as net cash provided by operating activities less capital expenditures, to demonstrate the Company’s ability to maintain its asset base and generate future cash flows from operations. Management believes all of these non-GAAP financial measures are useful to provide investors with information about current trends in, and period-over-period comparisons of, the Company's results of operations.
A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth below is a reconciliation of non-GAAP financial measures used in this earnings release with their most comparable GAAP measures.
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
	2023	2022 (3)	$	%	2023	2022 (3)	$	%
Reconciliation of Operating Income to Adjusted Operating Income and Adjusted Operating Income Margin

Operating income	$154,789	$134,677			$267,029	$228,067
Fox acquisition-related expenses (1)	5,261	—			5,261	—
Adjusted operating income	$160,050	$134,677	25,373	18.8	$272,290	$228,067	44,223	19.4
Revenues	$820,750	$714,049			$1,478,765	$1,304,729
Operating income margin	18.9%	18.9%			18.1%	17.5%
Adjusted operating income margin	19.5%	18.9%			18.4%	17.5%

Reconciliation of Net Income to Adjusted Net Income and Adjusted EPS

Net income	$110,143	$101,620			$198,377	$175,386
Fox acquisition-related expenses (1)	5,261	—			5,261	—
Tax impact of adjustments (2)	(1,347)	—			(1,347)	—
Adjusted net income	$114,057	$101,620	12,437	12.2	$202,291	$175,386	26,905	15.3
Adjusted EPS - basic and diluted	$0.23	$0.21			$0.41	$0.36
Weighted average shares outstanding - basic	492,700	492,327			492,593	492,270
Weighted average shares outstanding - diluted	492,891	492,440			492,764	492,382

Reconciliation of Net Income to EBITDA, Adjusted EBITDA, EBITDA Margin, Incremental EBITDA Margin, Adjusted EBITDA Margin, and Adjusted Incremental EBITDA Margin

Net income	$110,143	$101,620			$198,377	$175,386
Depreciation and amortization	26,439	22,605			48,941	45,732
Interest expense, net	4,785	880			5,250	1,448
Provision for income taxes	40,880	34,088			69,135	54,423
EBITDA	$182,247	$159,193	23,054	14.5	$321,703	$276,989	44,714	16.1
Fox acquisition-related expenses (1)	1,047	—			1,047	—
Adjusted EBITDA	$183,294	$159,193	24,101	15.1	$322,750	$276,989	45,761	16.5
Revenues	$820,750	$714,049	106,701		$1,478,765	$1,304,729	174,036
EBITDA margin	22.2%	22.3%			21.8%	21.2%
Incremental EBITDA margin			21.6%				25.7%
Adjusted EBITDA margin	22.3%	22.3%			21.8%	21.2%
Adjusted incremental EBITDA margin			22.6%				26.3%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Net cash provided by operating activities	$147,413	$127,285			$248,186	$214,817
Capital expenditures	(6,775)	(7,886)			(14,411)	(15,881)
Free cash flow	$140,638	$119,399	21,239	17.8	$233,775	$198,936	34,839	17.5
(1) Consists of expenses resulting from the amortization of certain intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisition of Fox Pest Control during the quarter. While we exclude such expenses in this non-GAAP measure, the revenue from the acquired company is reflected in this non-GAAP measure and the acquired assets contribute to revenue generation.
(2) The tax effect of the adjustments is calculated using the applicable statutory tax rates for the respective periods.
(3) Certain condensed consolidated financial statement amounts relative to the prior period have been revised as detailed in our annual report on Form 10-K for the year ended December 31, 2022. The impact of this revision on the Company's previously reporting condensed consolidated financial statements for the three and six months ended June 30, 2022 includes a decrease to depreciation and amortization expense of $1.7 million and $3.4 million, respectively, and an increase in the provision for income tax expense of $0.4 million and $0.8 million, respectively. This revision affects these specific line items and subtotals within the consolidated statements of income and cash flows.

	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
	2023	2022	$	%	2023	2022	$	%
Reconciliation of Revenues to Organic Revenues

Revenues	$820,750	$714,049	106,701	14.9	$1,478,765	$1,304,729	174,036	13.3
Revenue growth from acquisitions	(51,148)	—	(51,148)	—	(64,302)	—	(64,302)	—
Organic revenues	$769,602	$714,049	55,553	7.7	$1,414,463	$1,304,729	109,734	8.4

Reconciliation of Residential Revenues to Organic Residential Revenues

Residential revenues	$385,645	$325,311	60,334	18.5	$669,270	$584,570	84,700	14.5
Residential revenues from acquisitions	(42,089)	—	(42,089)	—	(48,093)	—	(48,093)	—
Residential organic revenues	$343,556	$325,311	18,245	5.6	$621,177	$584,570	36,607	6.3

Reconciliation of Commercial Revenues to Organic Commercial Revenues

Commercial revenues	$259,964	$234,483	25,481	10.9	$490,366	$440,270	50,096	11.4
Commercial revenue growth from acquisitions	(3,038)	—	(3,038)	—	(7,232)	—	(7,232)	—
Commercial organic revenues	$256,926	$234,483	22,443	9.6	$483,134	$440,270	42,864	9.8

Reconciliation of Termite and Ancillary Revenues to Organic Termite and Ancillary Revenues

Termite and ancillary revenues	$166,823	$146,781	20,042	13.7	$303,428	$266,487	36,941	13.9
Termite and ancillary revenues from acquisitions	(6,020)	—	(6,020)	—	(8,977)	—	(8,977)	—
Termite and ancillary organic revenues	$160,803	$146,781	14,022	9.6	$294,451	$266,487	27,964	10.5

	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
	2022	2021	$	%	2022	2021	$	%
Reconciliation of Revenues to Organic Revenues

Revenues	$714,049	$638,204	75,845	11.9	$1,304,729	$1,173,758	130,971	11.2
Revenue growth from acquisitions	(20,471)	—	(20,471)	—	(38,039)	—	(38,039)	—
Organic revenues	$693,578	$638,204	55,374	8.7	$1,266,690	$1,173,758	92,932	8.0

Reconciliation of Residential Revenues to Organic Residential Revenues

Residential revenues	$325,311	$292,945	32,366	11.0	$584,570	$528,124	56,446	10.7
Residential revenues from acquisitions	(11,625)	—	(11,625)	—	(21,908)	—	(21,908)	—
Residential organic revenues	$313,686	$292,945	20,741	7.0	$562,662	$528,124	34,538	6.6

Reconciliation of Commercial Revenues to Organic Commercial Revenues

Commercial revenues	$234,483	$210,838	23,645	11.2	$440,270	$399,535	40,735	10.2
Commercial revenue growth from acquisitions	(3,943)	—	(3,943)	—	(6,165)	—	(6,165)	—
Commercial organic revenues	$230,540	$210,838	19,702	9.3	$434,105	$399,535	34,570	8.7

Reconciliation of Termite and Ancillary Revenues to Organic Termite and Ancillary Revenues

Termite and ancillary revenues	$146,781	$127,674	19,107	15.0	$266,487	$233,368	33,119	14.2
Termite and ancillary revenues from acquisitions	(4,903)	—	(4,903)	—	(9,966)	—	(9,966)	—
Termite and ancillary organic revenues	$141,878	$127,674	14,204	11.2	$256,521	$233,368	23,153	9.9